UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2013

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to Senior Housing Properties Trust.

Item 1.01.  Entry into a Material Definitive Agreement.

On September 20, 2013, we and Reit Management & Research LLC (“RMR”) agreed to amend our business management agreement to restructure the base business management and incentive fees paid to RMR under the agreement beginning on January 1, 2014 as described in the summary attached hereto as Exhibit 10.1 and incorporated herein by reference.  Our Compensation Committee has directed that a definitive revised business management agreement giving effect to this restructuring be provided to it for final approval in connection with the Committee’s consideration later this year of the renewal of RMR’s engagement as our manager. A copy of our press release dated September 23, 2013 announcing this agreement to restructure these fees is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.  Other Events.

On September 23, 2013, we also announced our intention to implement certain governance changes, as further described in the press release which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

10.1                        Overview of Restructuring of Business Management Agreement with Reit Management & Research LLC dated September 20, 2013

99.1                        Press Release dated September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

Date:  September 26, 2013